                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                               SEPTEMBER 30, 1997




                      BRADLEY OPERATING LIMITED PARTNERSHIP
             (Exact name of Registrant as specified in its charter)



         DELAWARE                      000-23065                04-3306041
(State or other jurisdiction        (Commission File          (I.R.S. Employer
      of incorporation)                  Number)             Identification No.)





                 40 SKOKIE BOULEVARD, NORTHBROOK, ILLINOIS 60062
              (Address of principal executive offices and zip code)




               Registrant's telephone number, including area code:
                                 (847) 272-9800

Item 5.     OTHER EVENTS.

       Bradley Operating Limited Partnership (the "Operating Partnership"), of which Bradley Real Estate, Inc. (the "Company") is sole general partner, files this Form 8-K report that contains a combined financial statement, consistent with Regulation S-X, Rule 3.14, for properties (the "Acquisition Properties") accounting for over 50% of the aggregate acquisition costs of a series of properties acquired during the period January 1, 1997 through September 30, 1997. (See Item 7.)

       During this period, 14 shopping centers were acquired for a total acquisition price of approximately $95.6 million. No one acquisition or group of related acquisitions was in itself significant, but in the aggregate such acquisition costs exceeded 10% of the total assets of the Operating Partnership and its subsidiaries consolidated at December 31, 1996. Consideration paid for such acquisitions included cash (provided primarily from the Operating Partnership's bank line of credit), assumption of mortgage indebtedness and the issuance of Limited Partner Units in the Operating Partnership. Also, during the period, two shopping centers were sold.

       The dates, shopping centers acquired or disposed of and the approximate acquisition cost or net sales proceeds for the respective centers are as follows:

ACQUISITIONS:

       DATE                                 PROPERTY                   APPROXIMATE ACQUISITION COST

January 1, 1997            Martin's Bittersweet Plaza, Mishawaka, IN            $ 4,831,000
January 1, 1997           *Roseville Center, Roseville, MN                        5,439,000
January 21, 1997          *Warren Plaza, Dubuque, IA                              5,989,000
April 28, 1997            *Spring Village, Davenport, IA                          4,561,000
June 19, 1997              Davenport Retail, Davenport, IA                        5,625,000
July 1, 1997              *Fairhills Shopping Center, Springfield, IL             6,991,000
July 1, 1997              *Parkway Pointe, Springfield, IL                        3,996,000
July 1, 1997              *Sangamon Center North, Springfield, IL                 9,761,000
July 1, 1997              *Burlington Plaza West, Burlington, IA                  5,296,000
July 1, 1997              *Holiday Plaza, Cedar Falls, IA                         2,775,000
July 31, 1997             *County Line Mall, Indianapolis, IN                    16,310,000
August 1, 1997             Parkwood Plaza, Urbandale, IA                          8,648,000
August 25, 1997            Madison Plaza, Madison, WI                             8,306,000
August 29, 1997            Liberty Corners, Liberty, MO                           7,107,000
                                                                                -----------
                                                                                $95,635,000
                                                                                ===========

DISPOSITIONS:

       DATE                                 PROPERTY                   APPROXIMATE SALES PROCEEDS

March 13, 1997             Hood Commons                                         $11,300,000
August 8, 1997             Meadows Town Mall                                      5,900,000
                                                                                -----------
                                                                                $17,200,000
                                                                                ===========


       Properties designated with an asterisk (*) are properties included within the Acquisition Properties for which the combined financial statement accompanies this report. Additionally, Acquisition Properties include Santa Fe Square in Olathe, Kansas, which was acquired for $9,099,000 on December 27, 1996. None of such Acquisition Properties was acquired from a related party of the Operating Partnership or the Company or their consolidated subsidiaries. Factors considered by the Operating Partnership in assessing the acquisition price for each of the properties included its location and tenant mix, including opportunities for retenanting and remodeling consistent with the Operating Partnership's experience as a shopping center operator; its current net operating income and the prospect for increased income in the short and long range future; capitalization rates for shopping center properties of the type acquired, in the Midwest area of the United States generally and in the locality in which the property is located; current operating costs and the possibility of effecting property-level operating efficiencies as a result of the Operating Partnership's ownership of a significant number of shopping centers in the Midwest; and the differential between the Operating Partnership's cost of capital in acquiring the property and the property's current and potential net operating income. After reasonable inquiry, the Operating Partnership is not aware of any material factors relating to any specific property included within the Acquisition Properties other than those discussed in the preceding sentence that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       The following financial statements and pro forma financial information accompany this report.

       (a)    Financial Statements - Acquisition Properties

              Independent Auditors' Report

              For the Period January 1, 1997 through June 30, 1997 (unaudited) and for the Year Ended December 31, 1996

                     Combined Statement of Revenues and Certain Expenses

                     Notes to Combined Statement of Revenues and Certain
                     Expenses

       (b) Pro Forma Financial Information - Bradley Operating Limited Partnership and Predecessor Business and Subsidiaries (collectively the "Operating Partnership")

              Pro Forma Condensed Balance Sheet

                     June 30, 1997 (unaudited)

              Pro Forma Condensed Consolidated Statements of Income

                     For the six months ended June 30, 1997 (unaudited)

                     For the year ended December 31, 1996 (unaudited)

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BRADLEY OPERATING LIMITED PARTNERSHIP
                                        (Registrant)


                                        By: /s/ Irving E. Lingo, Jr.
                                            ----------------------------------
Date: September 30, 1997                    Irving E. Lingo, Jr.
                                            Chief Financial Officer

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:


       We have audited the accompanying combined statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of the Acquisition Properties for the year ended December 31, 1996. This combined financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this combined financial statement based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

       The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in current reports on Form 8-K of Bradley Real Estate, Inc. and Bradley Operating Limited Partnership as described in note
2. The presentation is not intended to be a complete presentation of the Acquisition Properties' revenues and expenses.

       In our opinion, the combined statement of revenues and certain expenses presents fairly, in all material respects, the combined revenues and certain expenses, described in note 2, of the Acquisition Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.




                                                  /s/ KPMG Peat Marwick LLP





Chicago, Illinois
September 19, 1997

                             ACQUISITION PROPERTIES


               Combined Statement of Revenues and Certain Expenses

                      Year ended December 31, 1996 and the
                   Six Months ended June 30, 1997 (unaudited)

                                                            Six Months
                                                               Ended
                                                           June 30, 1997         Year Ended
                                                            (unaudited)      December 31, 1996
----------------------------------------------------------------------------------------------

Revenues:
     Base rental income                                      $3,881,633          $7,694,172
     Operating expense and real estate tax recoveries         1,079,606           2,258,160
     Other income                                                 9,552              20,541
                                                             ----------          ----------

Total revenues                                                4,970,791           9,972,873
                                                             ----------          ----------

Certain expenses:
     Real estate taxes                                          801,779           1,571,346
     Operating expenses                                         479,387             959,237
     Utilities                                                  107,764             233,835
     Insurance                                                   54,341             128,442
                                                             ----------          ----------

Total expenses                                                1,443,271           2,892,860
                                                             ----------          ----------

Excess of revenues over certain expenses                     $3,527,520          $7,080,013
                                                             ==========          ==========






See accompanying notes to combined statement of revenues and certain expenses.

                             ACQUISITION PROPERTIES

          NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

                      Year ended December 31, 1996 and the
                   Six Months ended June 30, 1997 (unaudited)

(1)    BACKGROUND

       The Combined Statement of Revenues and Certain Expenses (Combined Statement) has been included for certain properties (Acquisition Properties) which were acquired by Bradley Real Estate, Inc. (the "Company") or Bradley Operating Limited Partnership (the "Operating Partnership"). The Acquisition Properties are as follows:

             Property                            Date Acquired
             --------                            -------------

             Santa Fe Square                     December 27, 1996
             Roseville Center                    January 1, 1997
             Warren Plaza                        January 21, 1997
             Spring Village                      April 28, 1997
             Sangamon Center North               July 1, 1997
             Fairhills Shopping Center           July 1, 1997
             Parkway Pointe                      July 1, 1997
             Holiday Plaza                       July 1, 1997
             Burlington Plaza                    July 1, 1997
             County Line Mall                    July 31, 1997

       Santa Fe Square is located in Olathe, Kansas. It consists of approximately 133,000 square feet of gross leasable area and was approximately 95% occupied at December 31, 1996.

       Roseville Center is located in Roseville, Minnesota. It consists of approximately 77,000 square feet of gross leasable area and was approximately 80% occupied at December 31, 1996.

       Warren Plaza is located in Dubuque, Iowa. It consists of approximately 90,000 square feet of gross leasable area and was 100% occupied at December 31, 1996.

       Spring Village is located in Davenport, Iowa. It consists of approximately 90,000 square feet of gross leasable area and was 100% occupied at December 31, 1996. A tenant which occupies approximately 12% of the gross leasable area of Spring Village vacated its premises during November 1996. The tenant has continued paying rent pursuant to the terms of its lease, which runs through November 2010.

       Sangamon Center North is located in Springfield, Illinois. It consists of approximately 140,000 square feet of gross leasable area and was approximately 98% occupied at December 31, 1996.

       Fairhills Shopping Center is located in Springfield, Illinois. It consists of approximately 106,000 square feet of gross leasable area and was approximately 98% occupied at December 31, 1996.

       Parkway Pointe is located in Springfield, Illinois. It consists of approximately 39,000 square feet of gross leasable area and was approximately 79% occupied at December 31, 1996.

       Holiday Plaza is located in Cedar Falls, Iowa. It consists of approximately 46,000 square feet of gross leasable area and was approximately 74% occupied at December 31, 1996.

       Burlington Plaza is located in Burlington, Iowa. It consists of approximately 89,000 square feet of gross leasable area and was approximately 91% occupied at December 31, 1996.

       County Line Mall is located in Indianapolis, Indiana. It consists of approximately 260,000 square feet of gross leasable area and was approximately 95% occupied at December 31, 1996.

(2)    BASIS OF PRESENTATION

       The Combined Statement has been prepared for the purpose of complying with Rule 3.14 of the Securities and Exchange Commission Regulation S-X in current reports on Form 8-K of the Company and the Operating Partnership and is not intended to be a complete presentation of the Acquisition Properties' revenues and expenses. The Combined Statement has been prepared on the accrual basis of accounting and requires management of the Acquisition Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

       Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Acquisition Properties have been excluded. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.

UNAUDITED INTERIM PERIOD

       The accompanying interim statement of revenues and certain expenses has been prepared without audit and in the opinion of management reflects all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented. Certain information in footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted.

(3)    REVENUES

       Each property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the property is reimbursed for certain common area, real estate, and insurance costs. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

       Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $54,000 for the year ended December 31, 1996.

       Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are approximately as follows:

                Year                                       Amount
                ----                                       ------
                1997                                    $ 6,888,000
                1998                                      6,103,000
                1999                                      5,473,000
                2000                                      4,560,000
                2001                                      3,811,000
                Thereafter                               21,328,000


                    BRADLEY OPERATING LIMITED PARTNERSHIP AND
                      PREDECESSOR BUSINESS AND SUBSIDIARIES
                   (COLLECTIVELY, THE "OPERATING PARTNERSHIP")

                        PRO FORMA CONDENSED BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)

       Subsequent to June 30, 1997, the Operating Partnership sold a shopping center, utilizing the proceeds to pay-down the line of credit, and acquired nine shopping centers, including a portfolio of five shopping centers from one seller for approximately $28,800,000 with cash provided by the line of credit. Three of the remaining four shopping centers were also funded with cash provided by the line of credit, for an aggregate purchase price of approximately $24,000,000. The final property was purchased for approximately $16,300,000 through the issuance of 478,619 limited partner units ("LP Units") and the assumption of a $6,900,000 non-recourse mortgage note which was paid-off in full at closing with cash drawn from the line of credit.

       This unaudited Pro Forma Condensed Balance Sheet is presented as if the acquisitions and the disposition occurring subsequent to June 30, 1997, had been completed on June 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

       This unaudited Pro Forma Condensed Balance Sheet is prepared for comparative purposes only and is not necessarily indicative of what the actual financial position of the Operating Partnership would have been at June 30, 1997, nor does it purport to represent the future financial position of the Operating Partnership. This unaudited Pro Forma Condensed Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Operating Partnership.

                    BRADLEY OPERATING LIMITED PARTNERSHIP AND
                      PREDECESSOR BUSINESS AND SUBSIDIARIES
                   (COLLECTIVELY, THE "OPERATING PARTNERSHIP")

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                          Property Adjustments
                                                                      ---------------------------
                                                                      Acquisition     Disposition
                                                         Historical  Adjustments(A)  Adjustments(A)  Pro Forma
                                                         ----------  --------------  --------------  ---------
ASSETS

Real Estate investments-- at cost...................   $510,558        $69,016           $(5,896)    $573,678
Accumulated depreciation and amortization...........    (36,708)            --               207      (36,501)
                                                       --------        -------           -------     --------
Net real estate investments.........................    473,850         69,016            (5,689)     537,177
Real estate investments held for sale...............     10,000             --                --       10,000
Other assets:
   Cash and cash equivalents........................      3,579             --                --        3,579
   Rents and other receivables, net of allowance
      for doubtful accounts of $2,309...............     10,587             --              (272)      10,315
   Deferred charges, net and other assets...........     14,964             --              (170)       4,794
                                                       --------        -------           -------     --------
         Total assets...............................    512,980         69,016            (6,131)     575,865
                                                       ========        =======           =======     ========

LIABILITIES AND PARTNERS' CAPITAL
Mortgage loans......................................    128,868             --                --      128,868
Line of credit......................................     64,400         59,986            (5,900)     118,486
Accounts payable, accrued expenses and other
   liabilities......................................     20,875             --            (1,484)      19,391
                                                       --------        -------           -------     --------
         Total liabilities..........................    214,143         59,986            (7,384)     266,745
                                                       --------        -------           -------     --------
Minority interest...................................        867             --                --          867
                                                       --------        -------           -------     --------
Partners' capital...................................    297,970          9,030             1,253      308,253
                                                       --------        -------           -------     --------
         Total liabilities and partners' capital....   $512,980        $69,016           $(6,131)    $575,865
                                                       ========        =======           =======     ========

EXPLANATORY NOTES


(A) Adjustments represent acquisition and dispositions of properties subsequent to June 30, 1997 that have been completed.

        BRADLEY OPERATING LIMITED PARTNERSHIP AND PREDECESSOR BUSINESSES
          AND SUBSIDIARIES (COLLECTIVELY, THE "OPERATING PARTNERSHIP")
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE SIX MONTHS ENDED JUNE 30,1997
                                   (UNAUDITED)

       During the period from January 1, 1997 to June 30, 1997, the Operating Partnership acquired five shopping centers. Three of the five shopping centers were acquired for cash with financing provided by the bank line of credit. One shopping center was acquired with cash provided by the line of credit and the assumption of a $3,800,000 non-recourse mortgage note, and one shopping center was acquired via the issuance of 281,300 limited partnership units ("LP Units") in the Operating Partnership. Additionally, during such period, the Operating Partnership sold a shopping center, utilizing the proceeds to pay-down the line of credit.

       Subsequent to June 30, 1997, the Operating Partnership sold an additional shopping center, utilizing the proceeds to pay-down the line of credit, and acquired nine shopping centers, including a portfolio of five shopping centers from one seller for approximately $28,800,000 with cash provided by the line of credit. Three of the shopping centers were also funded with cash provided by the line of credit, for an aggregate purchase price of approximately $24,000,000. The final property was purchased for approximately $16,300,000 through the issuance of 478,619 LP Units and the assumption of a $6,900,000 non-recourse mortgage note which was paid-off in full at close with cash drawn from the line of credit.

       The unaudited Pro Forma Condensed Consolidated Statement of Income is presented as if the acquisitions and the dispositions described above had been consummated on January 1, 1996, and with the Operating Partnership qualifying as a partnership and, therefore, incurring no federal income tax expense during the period January 1, 1997 through June 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

       For purposes of this unaudited Pro Forma Condensed Consolidated Statement of Income, "Acquisition Properties" represents those properties for which the Operating Partnership has furnished a Combined Statement of Revenues and Certain Expenses in accordance with Rule 3.14 of the Securities and Exchange Commission Regulation S-X.

       This unaudited Pro Forma Condensed Consolidated Statement of Income is presented for comparative purposes only and is not necessarily indicative of what the actual results of operations of the Operating Partnership would have been for the period presented, nor does it purport to represent the results to be achieved in future periods. This unaudited Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Operating Partnership.

                      BRADLEY OPERATING LIMITED PARTNERSHIP
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)
                  (Dollars in thousands, except per unit data)

                                                   Acquisition  Other Acquired   Disposition      Other
                                      Historical  Properties(A)  Properties(A)  Properties(B)  Adjustments   Pro Forma
                                      ----------  -------------  -------------  -------------  -----------   ---------

Revenues:
   Rental income                      $  45,889      $3,180         $2,085       $(1,469)       $    --        $49,685
   Other income                             642           4              9            (8)            --            647
                                      ---------      ------         ------       -------        -------     ----------
     Total revenue                       46,531       3,184          2,094        (1,477)            --         50,332
                                      ---------      ------         ------       -------        -------     ----------

Expenses:
   Operations, maintenance and
     management                           6,999         444            277          (324)            --          7,396
   Real estate taxes                      9,627         426            320          (404)            --          9,969
   Mortgage and other interest            7,231          --             --            --          2,033(C)       9,264
   Administrative and general             1,977          --             --            --             --          1,977
   Depreciation and amortization          7,855          --             --            --            702(D)       8,557
                                       --------      ------         ------       -------        -------     ----------
     Total expenses                      33,689         870            597          (728)         2,735         37,163
                                      ---------      ------         ------       -------        -------     ----------

Income before gain on sale
   and provision for loss on
   real estate investments               12,842       2,314          1,497          (749)        (2,735)        13,169
Gain on sale of property                  3,073          --             --        (3,073)            --             --
Provision for loss on real
   estate investment                    (1,300)          --             --         1,300             --             --
                                      --------       ------         ------       -------        -------     ----------
Income before allocation to
   minority interest                     14,615       2,314          1,497        (2,522)        (2,735)        13,169
Income allocated to minority
   interest                                (46)          --             --            --             --            (46)
                                     ----------      ------         ------       -------        -------     ----------
Net income                               14,569       2,314          1,497        (2,522)        (2,735)        13,123
                                     ==========      ======         ======       =======        =======     ==========

Net income per weighted
   average unit outstanding          $     0.65                                                                $  0.58
                                     ==========                                                             ==========

Weighted average units
   outstanding                       22,260,759                                                             22,739,378


EXPLANATORY NOTES

(A) Increase represents historical operating revenues and expenses for the six months ended June 30, 1997 for the properties acquired during 1997 for the period during which the Operating Partnership did not own such properties.

(B) Decrease represents the elimination of historical operating revenues and expenses, gains and provision for loss for the six months ended June 30, 1997 for the properties disposed during 1997 for the period during which the Operating Partnership owned such properties.

(C) Mortgage and other interest has been increased to reflect the borrowings estimated for property acquisitions for the period during which the Operating Partnership did not own such properties, net of the reduction for the application of net proceeds from property dispositions to pay down the line of credit for the period during which the Operating Partnership owned such properties, at an interest rate of 7.000%, which was the Operating Partnership's borrowing rate at August 31, 1997. A 0.125% change in the variable rate would result in a change in the pro forma interest adjustment of approximately $36,000.

                Increase in interest expense attributable
                 to acquisition activities                             $2,394
                Decrease in interest expense attributable
                 to disposition activities                               (361)
                                                                       ------
                Pro forma adjustment                                   $2,033
                                                                       ======

(D) Depreciation and amortization has been increased to give effect to recording the property acquisitions over a depreciable life of 39 years, for the period which the Operating Partnership did not own such properties, net of the reduction for properties disposed for the period which the Operating Partnership owned such properties, as follows:

                Increase in depreciation and amortization
                 attributable to acquisition activities                $  800
                Decrease in depreciation and amortization
                 attributable to disposition activities                   (98)
                                                                       ------
                Pro forma adjustment                                   $  702
                                                                       ======

        BRADLEY OPERATING LIMITED PARTNERSHIP AND PREDECESSOR BUSINESSES
          AND SUBSIDIARIES (COLLECTIVELY, THE "OPERATING PARTNERSHIP")
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)


       During the period from January 1, 1996 to June 30, 1997, the Operating Partnership acquired seven shopping centers and sold one shopping center and a ground lease. Four of the seven shopping centers were acquired for cash with financing provided by the bank line of credit. One shopping center was acquired with cash provided by the line of credit and the assumption of a $3,800,000 non-recourse mortgage note, and one shopping center was acquired via the issuance of 281,300 LP Units. The sale of its interest in a ground lease was structured as a "like-kind" exchange for federal income tax purposes, acquiring a shopping center as a replacement property in the exchange. Since the net proceeds from the sale were greater than the net purchase price of the property acquired, the excess proceeds were used to pay down the line of credit.

       On March 15, 1996, the Company completed the acquisition of Tucker Properties Corporation (the "Tucker Acquisition"). The acquisition was consummated through the issuance of approximately 7.4 million shares of Common Stock valued at $13.96 per share, and was accounted for using the purchase method of accounting. Tucker held title to all of its properties through two partnerships; eight properties through Tucker Operating Limited Partnership ("TOP"), in which Tucker had a 95.9% general partnership interest, and six properties through Tucker Financing Partnership ("TFP'), a general partnership of which TOP owned 99% and a wholly-owned Tucker corporate subsidiary owned the remaining 1%. Upon the acquisition of Tucker, the Company succeeded to Tucker's interest in TOP, TFP and the wholly-owned Tucker corporate subsidiary, and the name "Bradley" was substituted for "Tucker" in each subsidiary and partnership. In August 1997, the Company contributed its interests in the 18 properties it held directly to the Operating Partnership; the Operating Partnership therefore is the vehicle through which the Company will expand its ownership and operation of properties.

       In November 1996, the Company completed a public offering of 2,875,000 shares of Common Stock (including shares issued pursuant to the exercise of the underwriter overallotment option) at a price of $16.50 per share (the "November 1996 Offering"). Net proceeds from the November 1996 Offering, approximately $44,851,000 (net of offering costs of $2,618,000), were contributed to the Operating Partnership and used to reduce outstanding borrowings under the line of credit.

       Subsequent to June 30, 1997, the Operating Partnership sold one shopping center, utilizing the proceeds to pay-down the line of credit, and acquired nine shopping centers, including a portfolio of five shopping centers from one seller for approximately $28,800,000 with cash provided by the line of credit. Three of the remaining four shopping centers were also funded with cash provided by the line of credit, for an aggregate purchase price of approximately $24,000,000. The final property was purchased for approximately $16,300,000 through the issuance of 478,619 LP Units and the assumption of a $6,900,000 non-recourse mortgage note which was paid-off in full at close with cash drawn from the line of credit.

       The unaudited Pro Forma Condensed Consolidated Statement of Income is presented as if the November 1996 Offering, the acquisitions, the dispositions, and the "like-kind" exchange described above had been consummated on January 1, 1996, and as if the Tucker Acquisition had occurred on January 1, 1996, and with the Operating Partnership qualifying as a partnership and, therefore, incurring no federal income tax expense during the period January 1, 1996 through June 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

       For purposes of this unaudited Pro Forma Condensed Consolidated Statement of Income, "Acquisition Properties" represents those properties for which the Operating Partnership has furnished a Combined Statement of Revenues and Certain Expenses in accordance with Rule 3.14 of the Securities and Exchange Commission Regulation S-X.

       This unaudited Pro Forma Condensed Consolidated Statement of Income is presented for comparative purposes only and is not necessarily indicative of what the actual results of operations of the Operating Partnership would have been for the period presented, nor does it purport to represent the results to be achieved in future periods. This unaudited Pro Forma Consolidated Condensed Statement of Income should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Operating Partnership.

                      BRADLEY OPERATING LIMITED PARTNERSHIP
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                  (Dollars in thousands, except per unit data)

                                                                            Other
                                                 Tucker      Acquisition   Acquired    Disposition      Other
                                 Historical  Acquisition(A) Properties(B) Properties(B) Properties(C) Adjustments  Pro Forma
                                 ----------  -------------  ------------  ------------  ------------  -----------  ---------

Revenues:
   Rental income                   $77,512      $8,075        $9,952         $4,566       $ (4,637)    $    --     $95,468
   Other income                      1,327         146            21              5            (66)         --       1,433
                                   -------      ------        ------         ------       --------     -------     -------
     Total revenue                  78,839       8,221         9,973          4,571         (4,703)         --      96,901
                                   -------      ------        ------         ------       --------     -------     -------

Expenses:
   Operations, maintenance and
     management                     12,949       1,491         1,322            492           (883)         --      15,371
   Real estate taxes                16,787       1,993         1,571            842         (1,057)         --      20,136
   Mortgage and other interest      13,404       2,574            --             --             --       2,370(D)   18,348
   Administrative and general        3,005          --            --             --             --          --       3,005
   Corporate office relocation         409          --            --             --             --          --         409
   Write-off of deferred financing
     and acquisition costs             344          --            --             --             --          --         344
   Depreciation and amortization    13,286       1,336            --             --             --       1,914(E)   16,536
                                   -------      ------        ------         ------       ---------    -------     -------
     Total expenses                 60,184       7,394         2,893          1,334         (1,940)      4,284      74,149
                                   -------      ------        ------         ------       --------     -------     -------

Income before gain on sale of
   property                         18,655         827         7,080          3,237         (2,763)     (4,284)     22,752
Gain on sale of property             9,379          --            --             --         (9,379)         --          --
                                   -------      ------        ------         ------       --------     -------     -------
Income before allocation to
   minority interest                28,034         827         7,080          3,237        (12,142)     (4,284)     22,752
Income allocated to minority
   interest                            (78)         --            --             --             --          --         (78)
                                   -------      ------        ------         ------       --------     -------     -------
Net income                         $27,956      $  827        $7,080         $3,237       $(12,142)    $(4,284)    $22,674
                                   =======      ======        ======         ======       ========     =======     =======

Net income per weighted average
   unit outstanding                $  1.56                                                                         $  1.00
                                   =======                                                                         =======

Weighted average units
   outstanding                  17,932,769                                                                      22,638,660


EXPLANATORY NOTES

(A) Increase represents historical operating revenues and expenses for the year ended December 31, 1996 for Tucker for the period preceding the Tucker Acquisition.

(B) Increase represents historical operating revenues and expenses for the year ended December 31, 1996 for the properties acquired during 1996 and 1997 for the period during which the Operating Partnership did not own such properties.

(C) Decrease represents the elimination of historical operating revenues and expenses for the year ended December 31, 1996 for the properties disposed during 1996 and 1997 for the period during which the Operating Partnership owned such properties.

(D) Mortgage and other interest has been increased to reflect the borrowings estimated for property acquisitions during 1997 and 1996 for the period which the Operating Partnership did not own such properties, net of the reduction for the application of net proceeds from property dispositions during 1997 and 1996 and the November 1996 Offering to pay down the line of credit, for the period during which the Operating Partnership owned such properties, and for the period preceding the November 1996 Offering at an interest rate of 7.000%, which was the Operating Partnership's borrowing rate at August 31, 1997. A 0.125% change in the variable rate would result in a change in the pro forma interest adjustment of approximately $44,000.

              Increase in interest expense attributable
               to acquisition activities                           $ 6,279
              Decrease in interest expense attributable
               to disposition activities                            (1,269)
              Decrease in interest expense attributable
               to the November 1996 Offering                        (2,640)
              Pro forma adjustment                                 $ 2,370
                                                                   =======

(E) Depreciation and amortization has been increased to give effect to recording the property acquisitions during 1997 and 1996 using a depreciable life of 39 years for the period which the Operating Partnership did not own such properties, net of the reduction for properties disposed during 1997 and 1996 for the period which the Operating Partnership owned such properties as follows:

              Increase in depreciation and amortization
               attributable to acquisition activities              $2,170
              Decrease in depreciation and amortization
               attributable to disposition activities                (256)
              Pro forma adjustment                                 $1,914
                                                                   ======